EXHIBIT NO. 10.140

                FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE
                           CIELO CENTER, AUSTIN, TEXAS


    This FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "Amendment") is entered into as of March 12, 1998, by and between JMB Group Trust III, an Illinois common law group trust ("Seller"), and Mack-Cali Realty Acquisition Corp., a Delaware corporation ("Purchaser").

                                    RECITALS

    E. Seller and Purchaser entered into that certain Agreement of Purchase and Sale dated January 29, 1998 (the "Purchase Agreement") with respect to certain real property commonly known as Cielo Center.

    F. The Purchase Agreement was terminated February 26, 1998.

    G. Seller and Purchaser desire to amend the Purchase Agreement to (i) reinstate the Purchase Agreement, (ii) reflect changes desired as a result of the delayed delivery of the Updated Survey, (iii) allocate responsibility for certain outstanding tenant improvement obligations and (iv) address such other matters as are set forth in this Amendment.


                                    AGREEMENT

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

    1. Definitions. All capitalized terms used in this Amendment but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

    2. Reinstatement of Purchase Agreement. Notwithstanding the termination of the Purchase Agreement on February 26, 1998, by Purchaser, Purchaser and Seller hereby agree that the Purchase Agreement is reinstated and is in full force and effect, as amended by this Amendment.

    3. Purchase Price. The Purchase Price shall be Thirty-Seven Million and no/100 Dollars ($37,000,000.00).

    4. Closing Date.

                  (a) The Closing Date shall be March 12, 1998, unless it is extended in accordance with this Section 4.

                  (b) If the Updated Survey has not been received by Purchaser by 5:00 p.m. C.S.T. on March 9, 1998, the Closing Date shall be extended one business day for each business day of delay of such receipt beyond March 9, 1998; provided, however, that if Purchaser makes any objections to the Updated Survey in accordance with the Purchase Agreement and Section 5 of this Amendment, the Closing Date shall be further extended until such objections have been cured unless Seller elects not to cure such objections. If Seller elects not to cure such objections, Purchaser shall have the remedies set forth in Section 5 of this Amendment.

                  (c) Nothing in this Section 4 shall limit Purchaser's rights as set forth in Section 5 below.

    5. Updated Survey.

                  (a) The Due Diligence Period is hereby extended to 5:00 p.m. C.S.T. on the date that is three business days after the receipt by Purchaser of the Updated Survey. During the extension period granted hereunder, Purchaser's right to conduct Due Diligence shall be limited to reviewing and making objections to the Updated Survey in accordance with the Purchase Agreement and this Section 5; provided, however, that nothing in this Amendment shall limit Purchaser's rights and remedies under Section 3.3 of the Purchase Agreement with respect to Seller's obligation to provide an updated Title Commitment that satisfies all of the objections made to the Title Commitment during the Title Review Period.

                  (b) If Purchaser has not received the Updated Survey by 5:00 p.m. C.S.T. on March 31, 1998, Purchaser may elect to terminate the Purchase Agreement, in which event neither party shall have any further obligations to the other party except for the Surviving Obligations.

                  (c) If Purchaser makes any objections to the Updated Survey (with respect to matters not shown on the Existing Survey) during the Due Diligence Period, as extended by this Amendment, and the objections have not been cured by Seller on or before the Closing Date, Purchaser may waive such objections and consummate the transaction contemplated by the Purchase Agreement, as amended hereby, or may terminate the Purchase Agreement, in which event neither party shall have any further obligations to the other party except for the Surviving Obligations.

                  (d) Exhibit C to the Purchase Agreement shall be deleted in its entirety and replaced with the following:

                  The Updated Survey shall be a Category 1A, Condition II, Texas Land Title Survey as defined by the Manual of Practice for Land Surveying in the State of Texas published by the Texas Society of Professional Surveyors and shall additionally include a vicinity map, the flood zone designation, identification of setback and height restrictions of record or disclosed by applicable zoning ordinance, the exterior dimensions of all buildings at ground level, the number of all parking spaces (both regular and handicapped) and the striping of all parking spaces in the surface parking lot, and the location of all visible utilities serving the Property.

                  (e) Exhibit D to the Purchase Agreement shall be deleted in its entirety and replaced with the following:

                  The Updated Survey shall have (i) the original signature and original seal of the surveyor and (ii) a certification, in a form reasonably satisfactory to Purchaser, to Mack-Cali Realty Acquisition Corp. and its successors and assigns, Mack-Cali Texas Property L.P., JMB Group Trust III, Near North National Title Corporation, and First American Title Insurance Company.


    6. Tenant Improvement Obligations.

                  (a) The IT Corporation TI Obligation (as defined below) shall be withheld from the Purchase Price at Closing unless Seller provides evidence satisfactory to Purchaser that the IT Corporation TI Obligation has been paid prior to Closing. If the IT Corporation TI Obligation is withheld from the Purchase Price at Closing, Purchaser shall assume the obligation for payment of the IT Corporation TI Obligation. For purposes of this Amendment, "IT Corporation TI Obligation" means the obligation of the landlord under the Office Lease between IT Corporation and JMB Group Trust III, dated March 8,

    1991, as amended, to pay IT Corporation $35,945.58 for recarpetting and repainting, less the $4,112.00 expended by Seller, for the benefit of IT Corporation, on work done to comply with the Americans with Disabilities Act.

                  (b) The Tejas Securities TI Obligation (as defined below) shall not be paid by Seller prior to Closing or withheld from the Purchase Price at Closing but shall become the obligation of Purchaser upon Closing. For purposes of this Amendment, "Tejas Securities TI Obligation" means the obligation of the landlord under the Office Lease between Tejas Securities Group, Inc. ("Tejas") and JMB Group Trust III, dated April 24, 1995, as amended, to pay Tejas $12,996.00 for tenant improvements.

    7. Assignment. The last sentence of Section 16 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

                  Seller's consent to any such assignment shall be conditioned upon Seller's receipt of the following not less than one (1) business day prior to the Closing Date: (i) a duly executed express assumption of all of the duties and obligations of Purchaser by the proposed assignee in the form of Exhibit B-1 attached hereto, and (ii) an ERISA certificate, in the form attached hereto as Exhibit B and the content of which is satisfactory to Seller.

    8. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together will constitute one and the same Amendment, and the signature page of any counterpart may be removed therefrom and attached to any other counterpart. This Amendment shall be legally binding upon receipt by each party of the facsimile or the original signature of the other party.

    9. No Further Amendment.  Except as amended by this
Amendment, all terms of the Purchase Agreement remain in full force and effect.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

    IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be duly executed as of the date first set forth above.

JMB GROUP TRUST III, an Illinois
common law group trust

By:
Heitman Capital Management
Corporation, its attorney-in-fact


By:
Name:
Title:



MACK-CALI REALTY ACQUISITION CORP., a
Delaware corporation


By:
Name:
Title: